Exhibit 1

UNDERWRITING AGREEMENT

between

PETROSHARE CORP.
and

NOBLE FINANCIAL CAPITAL MARKETS

PETROSHARE CORP.
UNDERWRITING AGREEMENT

 [●], 2015
Noble Financial Capital Markets
951 Yamato Road, Suite 210
Boca Raton, FL 33431

Ladies and Gentlemen:

The undersigned, PetroShare Corp., a corporation formed under the laws of the State of Colorado (the "Company"), hereby confirms its agreement (this "Agreement") with Noble Financial Capital Markets (the "Underwriter" or "Representative") as follows:
1.            Purchase and Sale of Shares.
(a)	Nature and Purchase of Shares.
(i)            On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of 4,025,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock").
(ii)            The Underwriter agrees to purchase from the Company the Shares at a purchase price of $0.90 (the "Purchase Price") per Share (90% of the public offering price per Share). The Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(i)(B) hereof).
(b)	Shares Payment and Delivery.
(i)            Delivery and payment for the Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the "Effective Date") of the post-effective amendment to the Registration Statement (as defined in Section 2(a)(i)(A) below) (or the fourth (4th) Business Day following the Effective Date if the post-effective amendment to the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Underwriter and the Company, at the offices of Greenberg Traurig LLP, 5100 Town Center Circle, Suite 400, Boca Raton, Florida 33486 ("Underwriter Counsel"), or at such other place (or by electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Shares is called the "Closing Date."
(ii)            Payment for the Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Shares (or through the facilities of the Depository Trust Company ("DTC")), for the account of the Underwriter. The Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Shares except upon tender of payment by the Underwriter for all of the Shares or via delivery versus payment for the Shares. The term "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(iii)      The Company and the Underwriter acknowledge that the Company has previously paid to the Underwriter a cash retainer in the amount of $78,500 (the "Retainer"), pursuant to the terms of that certain letter agreement dated June 8, 2015 between the Company and the Underwriter (as amended, the "Engagement Letter"). The amount of the Retainer shall be credited against the Underwriter's out-of-pocket accountable expenses actually incurred, and will be returned to the Company to the extent accountable expenses in such amount are not actually incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).
(c)     Representative's Warrant.

(i)            Warrant. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date a warrant (the "Representative's Warrant") to purchase a number of shares of Common Stock equal to 6.0% of the number of shares of Common Stock issued in the Offering, in the form attached hereto as Exhibit A (the "Representative's Warrant Agreement"), at an initial exercise price of $1.25, which is equal to 125% of the initial public offering price per Share. The Representative's Warrant and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the "Representative's Securities." The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative's Warrant and the underlying securities during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; or as otherwise expressly permitted by Rule 5110(g), and only if any such transferee agrees to the foregoing lock-up restrictions.

(ii)            Delivery. Delivery of the Representative's Warrant Agreement shall be made on the Closing Date, as applicable, and shall be issued in the name or names and in such authorized denominations as the Representative may request.
2.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of the Closing Date as follows:
(a)	Registration of the Common Stock.
(i)            Pursuant to the Securities Act.
(A)            The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto (including post-effective amendment no. 4 filed on November 4, 2015 ), on Form S-1 (File No. 333-198881), including any related prospectus or prospectuses, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the post-effective amendment to the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein by reference and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the "Rule 430A Information")), is referred to herein as the "Registration Statement." If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term "Registration Statement" shall include such registration statement filed pursuant to Rule 462(b). The post-effective amendment to the Registration Statement has been declared effective by the Commission on the date hereof.
(B)            Each prospectus used prior to the effectiveness of the post-effective amendment to the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." The Preliminary Prospectus, subject to completion, dated November 4, 2015, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the "Pricing Prospectus." The final prospectus in the form first furnished to the Underwriter for use in the Offering is hereinafter called the "Prospectus." Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

(C)            "Applicable Time" means 4:30 p.m., Eastern time, on the date of this Agreement.
(D)             "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the Securities Act Regulations ("Rule 433"), including without limitation any "free writing prospectus" (as defined in Rule 405 of the Securities Act Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).
(E)            "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a "bona fide electronic road show," as defined in Rule 433 (the "Bona Fide Electronic Road Show"), as evidenced by its being specified in Schedule 1-B hereto.
(F)            "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
(G)            "Pricing Disclosure Package" means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 1-A hereto, all considered together.
(ii)            Intentionally omitted.
(b)            Stock Exchange Listing. The shares of Common Stock are not listed on any national securities exchange or the Over The Counter Bulletin Board.
(c)            No Stop Orders, etc. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company's knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.
(d)            No Subsidiaries. The Company has no direct or indirect subsidiaries.
(e)            Disclosures in Registration Statement.
(i)            Compliance with Securities Act and 10b-5 Representation.
(A)            Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(B)            Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time or at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C)            The Pricing Disclosure Package, as of the Applicable Time and at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the "Underwriting" section of the Prospectus: the [●] paragraphs of the "Underwriting" section  (the "Underwriter's Information"); and
(D)             Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter's Information.
(ii)            Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. To the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a "Governmental Entity"), including, without limitation, those relating to environmental laws and regulations.
(iii)            Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.
(iv)            Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company's business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.
(f)            Changes After Dates in Registration Statement.
(i)            No Material Adverse Change. Since the dates as of which information is given in the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a "Material Adverse Change"); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(ii)            Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities (other than (i) grants under any stock compensation plan and (ii) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.
(g)            Independent Accountants. To the knowledge of the Company, StarkSchenkein LLP, during such time as it was engaged by the Company (the "Auditor"), is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. During such time period in which the Auditor served as the Company's independent registered public accounting firm the Auditor did not or has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(h)             Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and (d) there has not been any Material Adverse Change in the Company's long-term or short-term debt.
(i)            Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.
(j)            Valid Issuance of Securities, etc.
(i)             Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock, Company preferred stock and other outstanding securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or "blue sky" laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

(ii)            Securities Sold Pursuant to this Agreement. The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company (except for any such rights that have been waived); and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Representative's Warrant has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Representative's Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Representative's Warrant and the Representative's Warrant Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company (except for any such rights that have been waived).
(k)            Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.
(l)            Validity and Binding Effect of Agreements. This Agreement and the Representative's Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(m)            No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and the Representative's Warrant Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company's Articles of Incorporation (as the same may be amended or restated from time to time, the "Charter") or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity applicable to the Company as of the date hereof.
(n)            No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter or by-laws, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company.

(o)            Corporate Power; Licenses; Consents.
(i)            Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(ii)            Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Representative's Warrant Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of, the Commission and the Financial Industry Regulatory Authority, Inc. ("FINRA").
(p)            Intentionally omitted.
(q)            Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or, to the Company's knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(r)            Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Colorado as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.
(s)            Insurance. The Company carries or is entitled to the benefits of insurance, with, to the Company's knowledge, reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
(t)            Transactions Affecting Disclosure to FINRA.
(i)            Finder's Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any of the Company's directors and officers immediately prior to the Offering (each, an "Insider") with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders that may affect the Underwriter's compensation, as determined by FINRA.
(ii)            Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriter as provided hereunder in connection with the Offering.
(iii)            Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.
(iv)            FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)            Information. All information provided by the Company in its FINRA Questionnaire to Underwriter Counsel specifically for use by Underwriter Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.
(u)            Foreign Corrupt Practices Act. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.
(v)            Compliance with OFAC. Neither of the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(w)            Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(x)            Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Underwriter Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
(y)            Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company's officers and directors (collectively, the "Lock-Up Parties"). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the "Lock-Up Agreement"), prior to the execution of this Agreement.
(z)            Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.
(aa)            Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned "Management." The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the "Sarbanes-Oxley Act") applicable to the Company. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an "audit committee financial expert," as such term is defined under Regulation S-K.

(bb)            Sarbanes-Oxley Compliance.
(i)            Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.
(ii)            Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.
(cc)            Accounting Controls. The Company maintains systems of "internal control over financial reporting" (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company's auditors have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company's management and that have adversely affected or are reasonably likely to adversely affect the Company' ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company's management, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.
(dd)            No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended.
(ee)            No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.
(ff)            Intellectual Property Rights. To the Company's knowledge, the Company has, or can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights, trademarks, service marks and trade names and copyrights (collectively "Intellectual Property") material to carrying on its business as described in the Pricing Prospectus. The Company has not received any correspondence relating to any Intellectual Property, including notice of: (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company; (C) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change. There are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company or (B) challenging the Company's rights in or to any Intellectual Property or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others. The Company has complied in all material respects with the terms of each agreement described in the Registration Statement, Pricing Disclosure Package or Prospectus pursuant to which any Intellectual Property is licensed to the Company, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect. All patents issued in the name of, or assigned to, the Company, and all patent applications made by or on behalf of the Company (collectively, the "Company Patents") have been duly and properly filed. The Company is not aware of any material information that was required to be disclosed to the United States Patent and Trademark Office (the "PTO") but that was not disclosed to the PTO with respect to any issued Company Patent, or that is required to be disclosed and has not yet been disclosed in any pending application in the Company Patents and that would preclude the grant of a patent on such application. To the Company's knowledge, the Company is the sole owner of the Company Patents.

(gg)            Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except for such exceptions as could not be expected, individually or in the aggregate, to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.
(hh)            Employee Benefit Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Employee Benefit Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.
(ii)            Compliance with Laws. The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company ("Applicable Laws"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any correspondence from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, "dear doctor" letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company's knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.
(jj)            Title to Assets. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has (i) good and defensible title to all of the interests in oil and gas properties underlying its estimates of its net proved reserves contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement, the Pricing Disclosure Package or the Prospectus as assets owned by it, in each case free and clear of all liens, encumbrances and defects except such as (X) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (y) do not materially affect the value of the properties of the Company and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company. The Company has such consents, easements, rights-of-way or licenses from any person (collectively, "rights-of-way") as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change.

(kk)            Reserve Reports. Cawley, Gillespie & Associates, Inc., a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves with respect to the mineral interests held by the Company as of December 31, 2014 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent reserve engineer with respect to the Company. The reserve reports prepared by Cawley, Gillespie & Associates, Inc. setting forth the estimated proved reserves with respect to the mineral interests held by the Company accurately reflects in all material respects the ownership interests of the Company in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves as described in the reserve reports; and estimates of such reserves as reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
(ll)            Environmental Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a)(i) the Company in not violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, "Environmental Laws"), (ii) to the knowledge of the Company, the Company does not own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) the Company is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, the Company is not liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) the Company is not subject to any pending, or to the Company's knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company has not received and is in compliance with all, and has no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct its business; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law; and (c) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Change. For purposes of this subsection "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(mm)            Ineligible Issuer. The Company is an "ineligible issuer," as defined in Rule 405 promulgated under the Securities Act.
(nn)            Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.
(oo)            Website. None of the information on (or hyperlinked from) the Company's website at www.petrosharecorp.com includes or constitutes a "free writing prospectus" as defined in Rule 405 under the Securities Act.
(pp)            Margin Securities. The Company owns no "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

3.            Covenants of the Company. The Company covenants and agrees as follows:
(a)            Amendments to Registration Statement. The Company shall deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing; provided however, that this Section 3(a) shall not be applicable with respect to any supplements to the Registration Statement filed solely for the purpose of supplementing the Registration Statement or Prospectus with a report filed with the Commission by the Company pursuant to the Exchange Act.
(b)            Federal Securities Laws.
(i)            Compliance. The Company shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or, to the Company's knowledge, threatening, of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Shares. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(ii)            Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations ("Rule 172"), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriter notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter shall reasonably object. The Company will furnish to the Underwriter and to any dealer such number of copies of such amendment or supplement as the Underwriter or such dealer may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Underwriter notice of its intention to make any such filing from the Applicable Time until the Closing Date and will furnish the Underwriter with copies of the related document(s) a reasonable amount of time prior to such proposed filing, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(iii)            Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter shall be deemed to have consented to each Issuer General Use Free Writing Prospectus and any "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an "issuer free writing prospectus," as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(c)            Delivery to the Underwriter of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)            Delivery to the Underwriter of Prospectuses. The Company has delivered or made available or will deliver or make available to the Underwriter and to any dealer, without charge, as many copies of each Preliminary Prospectus as the Underwriter or such dealer reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter and any dealer, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the  Underwriter or such dealer may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)            Effectiveness and Events Requiring Notice to the Underwriter. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus through and including the expiration date of the Representative's Warrant (or the date all Representative's Warrants have been exercised or duly called, if earlier), and shall notify the Underwriter immediately within that time period and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the Company's knowledge, the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or to the Company's knowledge, the threatening, of any proceeding for that purpose; (iv) of the filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3(e) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.
(f)            Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

(g)            Reports to the Underwriter.
(i)            Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company and filed or furnished on a Current Report on Form 8-K; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; and (iv) five copies of each registration statement filed by the Company under the Securities Act. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section 3(g)(i).
(ii)            Transfer Agent. The Company shall retain a transfer agent and registrar for the Common Stock.
(h)            Payment of Expenses.
(i)            General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date, to the extent not paid prior to the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (b) all actual Public Offering Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the "blue sky" securities laws of such states and other jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees); (d) the costs of all mailing and printing of the Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (e) the costs of preparing, printing and delivering certificates representing the Shares; (f) fees and expenses of the transfer agent for the shares of Common Stock; (g) fees and expenses of the transfer and warrant agent for the shares of Common Stock and Representative's Warrant; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (i) the fees and expenses of the Company's accountants; and (j) the fees and expenses of the Company's legal counsel and other agents and representatives.
(i)            Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner substantially consistent with the application thereof described under the caption "Use of Proceeds" in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(j)            Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, Rule 158(a) under Section 11(a) of the Securities Act.
(k)            Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(l)            Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(m)            Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Underwriter acknowledges that StarkSchenkein LLP is acceptable to the Underwriter.
(n)            FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(o)            No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter' responsibility to the Company is solely contractual in nature and that neither the Underwriter nor its affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.
(p)            Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not, for a period of 180 days after the date of this Agreement (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this section shall not apply to (i) the shares of Common Stock, Representative's Warrant or shares of Common Stock underlying the Representative's Warrant to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, provided such security was disclosed in the Pricing Disclosure Package, (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any stockholder approved equity compensation plan of the Company, or (iv) any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company issued pursuant to one or more strategic collaborations, licensing transactions or business, product or technology acquisitions.
(q)            Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriter, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(r)            Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act Regulations.
4.            Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following additional conditions:
(a)            Regulatory Matters.
(i)            Effectiveness of Registration Statement; Rule 430A Information. The post-effective amendment to the Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company's knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(ii)            FINRA Clearance. On or before the date of this Agreement, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the post-effective amendment to the Registration Statement.
(b)            Company Counsel Matters.
(i)            Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Dufford & Brown, P.C., counsel to the Company, dated the Closing Date and addressed to the Underwriter, substantially in form and substance attached hereto as Exhibit B.
(ii)            Reliance. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter Counsel along with the opinion of counsel.
(c)            Comfort Letters.
(i)            Comfort Letter. At the time this Agreement is executed Underwriter shall have received a cold comfort letter containing statements and information of the type customarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Underwriter and in form and substance satisfactory in all respects to Underwriter and to the Auditor, dated as of the date of this Agreement.
(ii)            Bring-down Comfort Letter. At the Closing Date, the Underwriter shall have received from the Auditor a letter, dated as of the Closing Date, to the effect that such Auditor reaffirms the statements made in the letter furnished pursuant to Section 4(c)(i), except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date.
(d)            Officers' Certificates.
(i)            Officers' Certificate. The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chairman of the Board, its Chief Executive Officer, and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.
(ii)            Secretary's Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company's Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(e)            No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)            Delivery of Agreements.
(i)            Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriter executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 2 hereto.
(ii)            Representative's Warrant Agreement. On the Closing Date the Company shall have delivered to the Representative executed copies of the Representative's Warrant Agreement.
(g)            Additional Documents. At the Closing Date, Underwriter Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Underwriter Counsel to deliver an opinion to the Underwriter, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and Underwriter Counsel.
5.            Indemnification.
(a)            Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates and each person controlling the Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Underwriter, its affiliates and each such controlling person (the Underwriter and each such entity or person hereafter is referred to as an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the "Expenses") and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions or threatened actions, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any "road show" or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriter's Information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Agreement.

(b)            Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Company is materially prejudiced as a proximate result of such failure.  The Company shall have the right to assume the defense of any such action (including the employment of counsel designated by the Company and reasonably satisfactory to the Underwriter). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel satisfactory to the Underwriter for the benefit of the Underwriter and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Underwriter.  The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriter, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).
(c)            Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Person") against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Underwriter's Information. In case any action shall be brought against the Company or any other Company Indemnified Person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other Company Indemnified Person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5(b). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any other Company Indemnified Person in connection with the issuance and sale of the Shares or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; provided that failure by the Company so to notify the Underwriter shall not relieve any Underwriter from any obligation or liability which the Underwriter may have on account of this Section 5 or otherwise to the Company, except to the extent the Underwriter is materially prejudiced as a proximate result of such failure.
(d)            Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person or a Company Indemnified Person, the Company or the Underwriter, as applicable, shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person or Company Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Underwriter and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriter and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Underwriter pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Underwriter on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Underwriter under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(e)            Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.
(f)            Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.
6.            Default by the Underwriter.
(a)            Default. If the Underwriter shall default in its obligations to purchase the Shares, the Underwriter may in its discretion arrange for another party or parties to purchase such Shares to which such default relates on the terms contained herein (including within the time specified herein). If, within three (3) Business Days after such default, the Underwriter does not arrange for the purchase of such Shares on the terms contained herein and so notify the Company, then the Company shall have the right to terminate this Agreement at its sole election without liability on the part of the Company (except as provided in Sections 3(h) and 5 hereof), reserving all its rights and remedies with respect to such default.
(b)            Postponement of Closing Date. In the event that the Shares to which the default relates are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.
7.            Additional Covenants.
(a)            Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Underwriter's prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.
(b)            Right of First Refusal. Provided that the Shares are sold in accordance with the terms of this Agreement, the Underwriter shall have an irrevocable right of first refusal (the "Right of First Refusal"), for a period of twelve (12) months after the Effective Date, to act as exclusive financial advisor, lead managing underwriter and/or book runner and investment banker for each and every future public and private equity and public debt offerings undertaken by the Company or any successor to the Company  during such twelve (12) month period (each, a "Subject Transaction") should the Company propose to engage a financial advisor, lead managing underwriter and/or book runner and investment banker for a Subject Transaction. The Company shall notify the Underwriter of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Underwriter. If the Underwriter fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Underwriter shall have no further claim or right with respect to the Subject Transaction. The Underwriter may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Underwriter shall not adversely affect the Underwriter's Right of First Refusal with respect to any other Subject Transaction. If the Underwriter decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Underwriter, market conditions, the absence of a Material Adverse Change to the Company's business, financial condition and prospects, approval of the Underwriter's internal committee and any other conditions that the Underwriter may deem appropriate for transactions of such nature.

8.            Effective Date of this Agreement and Termination Thereof.
(a)            Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.
(b)            Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been wholly suspended on or by any of the New York Stock Exchange or the Nasdaq Stock Market or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus; or (v) the Underwriter shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriter for the sale of the Shares. Upon any termination of this Agreement pursuant to this Section 8(b), the Retainer will be credited against the Underwriter's out-of-pocket accountable expenses, and will be returned to the Company to the extent accountable expenses in such amount are not actually incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).
(c)            Intentionally omitted.
(d)            Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.
(e)            Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Shares.
9.            Miscellaneous.
(a)            Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), or personally delivered and shall be deemed given when so delivered or if mailed, two (2) days after such mailing.

If to the Underwriter:

Noble Financial Capital Markets
951 Yamato Road, Suite 210
Boca Raton, FL 33431
 Attention: Richard Giles, Head of Investment Banking

If to the Company:

PetroShare Corp.
7200 So. Alton Way, Suite B220
Centennial, CO 80111
Attention: Steve Foley, Chief Executive Officer

(b)            Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
(c)            Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.
(d)            Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. This Agreement shall replace and supersede the Engagement Letter.
(e)            Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, each Indemnified Person referred to in Section 5, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of securities from the Underwriter.
(f)            Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(g)            Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

(h)            Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space

Very truly yours,

PetroShare Corp.

By:
Name:
Title:

Confirmed as of the date first written above mentioned:

Noble Financial Capital Markets

By:
Name:
Title:

[Signature Page]
PetroShare Corp. – Underwriting Agreement

SCHEDULE 1-A
Pricing Information

Number of Shares: 4,025,000

Public Offering Price per Share: $1.00

Underwriting Discount per Share: $0.10

Proceeds to Company per Share (before expenses): $0.90

SCHEDULE 1-B

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE 2

List of Lock-Up Parties

EXHIBIT A

Form of Representative's Warrant Agreement

EXHIBIT B

Form of Lock-Up Agreement